UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) August 9, 2006
ANDREW CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	001-14617	36-2092797
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)
3 Westbrook Corporate Center, Suite 900 Westchester, IL 60154
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (708) 236-6600
None

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement
Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURE
Mutual Termination Agreement
Press Release
Press Release

Item 1.02 Termination of a Material Definitive Agreement.
On August 9, 2006, Andrew Corporation (the “Company”) and ADC Telecommunications Inc. (“ADC”) mutually agreed to terminate the Agreement and Plan of Merger dated as of May 30, 2006, among the Company, ADC and a wholly owned subsidiary of ADC. A copy of the Mutual Termination Agreement dated as of August 9, 2006 is being filed as Exhibit 99.1 to this Current Report on Form 8-K. Under the terms of the Mutual Termination Agreement the Company has paid ADC a termination fee of $10 million and will be obligated to pay an additional fee of $65 million under certain circumstances if the Company consummates a business combination before August 9, 2007. The Company and ADC have released each other and certain related parties from any further liability related to the abandoned merger.
A copy of the press release announcing the termination of the Agreement and Plan of Merger is being filed as Exhibit 99.2 to this Current Report on Form 8-K.
Item 8.01 Other Events.
Also on August 9, 2006, the board of directors of the Company voted unanimously to reject an unsolicited proposal from CommScope, Inc. to acquire the Company for $9.50 per share in cash. After a thorough review, the board, in consultation with its advisors, concluded that CommScope Inc.’s proposal is wholly inadequate and not in the best interests of its shareholders. A copy of the press release is being filed as Exhibit 99.3 to this Current Report on Form 8-K.
Item 9.01 Financial Statements and Exhibits.
(c)	Exhibits.

99.1	Mutual Termination Agreement dated as of August 9, 2006.

99.2	Press release dated August 9, 2006.

99.3	Press release dated August 9, 2006.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANDREW CORPORATION

Date: August 9, 2006	By:	/s/ Marty Kittrell
Marty Kittrell
Chief Financial Officer